Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. Announces Proposed Refinancing of Existing Indebtedness

Denver, June 2, 2014 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced that it is proposing, subject to market and other conditions, to enter into $5.5 billion of new senior secured credit facilities consisting of a $1.0 billion revolving credit facility, a $1.0 billion term loan A and a $3.5 billion term loan B, and to issue up to $1.75 billion aggregate principal amount of unsecured debt. The company intends to use the net proceeds of the offering of the unsecured debt, together with the new term loans, to refinance its existing credit facilities and the existing $775 million 6.375% senior notes due 2018, as well as for general corporate purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any debt securities.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to anticipated refinancing transactions. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of health care reform legislation that was enacted in the United States in March 2010;

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure;

•	the impact of the American Taxpayer Relief Act;

•	the impact of disruptions in federal government operations and funding;

•	changes in pharmaceutical or anemia management practice patterns, payment policies or pharmaceutical pricing;

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, such as restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof;

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates;

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HealthCare Partners (HCP), or to expand our operations and services to markets outside the United States;

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation;

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates and future regulations, may negatively impact HCP’s business, revenue and profitability;

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in HCP’s health care provider networks could have an adverse effect on HCP’s business operations and profitability;

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business; or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

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